Exhibit 23(b)


          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Interface, Inc. on Form S-4 of our report dated December 29, 1993, (which expresses an unqualified opinion, and includes an explanatory paragraph referring to a potential future liability relating to a proposed merger) appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading
"Experts" in such Prospectus.




DELOITTE & TOUCHE

Atlanta, Georgia
January 12, 1994